                                  Dated  16 April 1997
                                         --------








                             (1) DSL GROUP LIMITED

                                    - and -

                      (2) ALASTAIR GEORGE ANGUS MORRISON

                                    - and -

                           (3) ARMOR HOLDINGS, INC.












                  ------------------------------------------



                               SERVICE AGREEMENT



                  ------------------------------------------


















                             ASHURST MORRIS CRISP
                                Broadwalk House
                                5 Appold Street
                                London EC2A 2HA

                              Tel: 0171-638-1111
                              Fax: 0171-972-7990

AN AGREEMENT made on                                         1997

BETWEEN:-

(1) DSL GROUP LIMITED (registered number 3206563) whose registered office is at Egginton House, 36 Buckingham Gate, London SW1E 6PB (the "COMPANY");

(2) ALASTAIR GEORGE ANGUS MORRISON of Flat 6, 21 Embankment Gardens, London SW3 4LW (the "EXECUTIVE"); and

(3) ARMOR HOLDINGS, INC., whose principal place of business is at 13386 International Parkway, Jacksonville, Florida 32218 USA ("AHI").


IT IS AGREED as follows:-

1.        INTERPRETATION

1.1 In this Agreement the following words and expressions shall have the following meanings:-

          "ACQUISITION AGREEMENT" means the agreement of today's date between, inter alios, the executive and AHI relating to the sale and purchase of shares in the Company;

          "THE ACT" means Employment Protection (Consolidation) Act 1978;

          "BOARD" means the board of directors of the Company from time to time;

          "CHAIRMAN" means the Chairman of the Board from time to time;

          "EFFECTIVE DATE" means the date of this Agreement;

          "GROUP COMPANY" means any company which from time to time is:-

                   (a)    a subsidiary undertaking of the Company;

                   (b)    a holding company of the Company;

                   (c)    a subsidiary undertaking of any such holding company;
                          or

                   (d) an associated company being any company in which the Company or any Group Company has a shareholding of 25% or more or any company which has a shareholding of 25% or more in the Company or any Group Company;

          "subsidiary" and "holding company" have the meanings attributed to them by section 736 of the Companies Act 1985;

          "PENSION SCHEME" means The DSL Holdings Directors Scheme or such other pension scheme that may be substituted therefor by the Company;

          "TERM" means the period of the Executive's employment hereunder;

          "TERMINATION DATE" means (other than for the purposes of Schedule 2 to this Agreement) the date on which the employment of the Executive under this Agreement shall terminate for whatever reason, and derivative expressions shall be construed accordingly.

1.2 Words and phrases which are not defined in this Agreement but which are defined in the Act, the Companies Act 1985, or the Insolvency Act 1986 shall be construed as having those meanings.

1.3 References to any statute or any statutory provision shall be construed as references to the statute or statutory provision as in force at the date of this Agreement and as subsequently re-enacted or consolidated and shall include references to any statute or any statutory provision of which it is a re-enactment or consolidation.

1.4 Unless the context otherwise requires references in this Agreement to the masculine gender shall, where appropriate, be deemed to include the feminine and vice versa.

1.5 The Schedules to this Agreement are an integral part of this Agreement and references to this Agreement include reference thereto.

2.        APPOINTMENT AND TERM

2.1 The Company shall employ the Executive and the Executive shall serve the Company on the terms set out in this Agreement.

2.2 The Executive's employment under this Agreement shall commence on the Effective Date and continue (subject to the provisions of this Agreement) until the third anniversary of the date hereof whereupon the Executive's employment under this Agreement shall forthwith terminate unless otherwise agreed in writing between the parties.

2.3 For the purposes,of the Act the Executive's previous employment with Defence Systems Limited count as part of the Executive's continuous employment with the Company. The Executive's continuous employment accordingly began on 1 June 1982.

2.4 The Executive represents to the Company that he is entitled to enter into this Agreement and to implement and carry out its terms and that by so doing he shall not be in breach of any obligation (contractual or otherwise) to any third party which would entitle that third party to damages or any other remedy at law.

2.5 If in the financial year ending 31 December 1997 the Company does not achieve 100 per cent of the operating profit forecasted in the annual budget approved by the Board and the board of Directors of AHI for that year the Executive's employment hereunder shall be deemed to continue (subject to the provisions of this Agreement) until the second anniversary of the date hereof whereupon the Executive's employment under this Agreement shall forthwith terminate unless otherwise agreed in writing between the parties.

3.        DUTIES

3.1 The Executive shall perform the duties and exercise the powers which from time to time may be assigned to him or vested in him by the Board and shall devote the whole of his time, ability and attention to his duties under this Agreement during normal office hours and such other times as may be reasonably required for the proper performance of his duties and he shall use his utmost endeavours to promote the interests of the Company and any Group Company and shall not knowingly do or willingly permit to be done anything to the prejudice, loss or injury of the Company or any Group Company and shall carry out such duties in a competent manner. The Executive shall not be entitled to any additional remuneration for work performed outside normal office hours.

3.2 The Board shall be entitled at any time to require the Executive to perform services not only for the Company but also for any Group Company including, if so required, acting as a director of any Group Company.

3.3 The Executive shall at all times keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and any Group Company and provide such explanations of his conduct as the Board may require.

3.4 Notwithstanding the provisions of clause 3.1, the Company may at any time following the giving of notice by either party to terminate this Agreement and for such period as it may specify not exceeding the length of notice given cease to provide work for the Executive in which event, during such period the other provisions of this Agreement including those relating to the Executive's remuneration shall continue to have full force and effect but the Executive shall not be entitled to access to any premises of the Company or any Group Company.

3.5 Subject always to clause 4, during the Term the Executive shall not without the prior written consent of the Board engage in any activities, public office or other occupation outside his employment which may detract from the proper and timely performance of his duties under this Agreement.

3.6 The Executive's principal place of work shall be at the principal place of business of the Company in the United Kingdom or such other location in the United Kingdom as may be required by the Company from time to time and he shall undertake any travel as may be necessary for the proper performance of his duties as the Board may from time to time require.

4.        CONFLICTS OF INTEREST AND DEALINGS IN SECURITIES

4.1 During the Term the Executive shall not whether alone or jointly with or on behalf of any other person, firm or company and whether as principal, partner, manager, employee, contractor, director, consultant, investor or otherwise (except as a representative or nominee of the Company or any Group Company or otherwise with the prior consent in writing of the Board) be engaged, concerned or interested in any other business which:-

          4.1.1 is wholly or partly in competition with any business carried on by the Company or any Group Company; or

          4.1.2 as regards any goods or services is a supplier to or customer of the Company or any Group Company, provided that the Executive may hold (directly or through nominees) by way of bona fide personal investment any units of any authorised unit trust and up to five per cent of the issued shares, debentures or other securities of any class of any company whose shares are listed on a recognised investment exchange within the meaning of the Financial Services Act 1986 or dealt in the Alternative Investment Market.

4.2 The Executive acknowledges that he shall not enter into any transaction which contravenes the insider dealing provisions contained in Part V of the Criminal Justice Act 1993.

4.3 The Executive undertakes at all times to comply with the share dealing rules adopted from time to time by the Company.

5.        SALARY AND BONUS

5.1 Subject to clause 5.2 the Executive shall receive a fixed annual salary of (pound)116,424 which shall accrue from day to day and be payable by equal monthly instalments in arrear on the last working day of each calendar month or such salary (which may not be lower) as may be agreed and confirmed to the Executive in writing by the Board in its sole discretion from time to time.

5.2 For the year ending 31 December 1997 if the Company does not achieve 75 per cent of the operating profit forecasted in the annual budget approved by the Board and the Board of Directors of AHI, the Executive shall receive, for the year ended 31 December 1998, a fixed annual salary of (pound)100,000 PROVIDED THAT if in the year ending 31 December 1998 the Company achieves 100 per cent of the operating profit forecasted in the annual budget for such year then the fixed annual salary of the Executive shall be increased to (pound)116,424 in respect of the year ending 31 December 1999 plus any further increase which the Board and the Board of Directors of AHI may approve.

5.3 In addition to the Executive's fixed annual salary, he shall receive an annual bonus in respect of each financial year of the Company calculated on the basis and in accordance with the definitions set out in Schedule 3. The Board reserves the right to amend the terms of the bonus calculation at any time.

5.4 The Executive shall not be entitled to any fees in respect of any directorship of the Company or any Group Company and to give effect to this clause the Executive shall forthwith pay to the Company or procure that the Company is paid all such fees received.

5.5 Payment of such salary and such bonuses (if any) to the Executive shall be made either by the Company or by another company in the Group and, if by more than one company, in such proportion as the Board may from time to time think fit.

5.6 In addition there shall be refunded to the Executive such sums as shall cover all reasonable out of pocket expenses incurred by him on the Group's business (including hotel expenses and expenses of subsistence and travelling), which said expenses shall be evidenced in such manner as the Company may require.

6.        CREDIT CARD

          If the Company shall make any credit card available to the Executive, the Executive shall:-

6.1 take good care of such card and forthwith report any loss of such card to the Board;

6.2       use the card only for the purposes of the Group's business; and

6.3       return the card forthwith to the Company on request.

7.        PENSION AND OTHER BENEFITS

7.1 The Executive is eligible for membership of the Pension Scheme subject to the rules of the Pension Scheme from time to time. The Company shall contribute to the Pension Scheme at a rate according to its discretion acting on the advice of the Actuary as defined in the rules of the Pension Scheme. The Executive's contributions to the Pension Scheme will be deducted from his salary and paid by the Company to the trustees of the Pension Scheme subject to any Inland Revenue limits and in accordance with the rules of the Pension Scheme. A copy of these rules will be supplied by the Company on request.

7.2 A contracting-out certificate under the Pension Schemes Act 1993 is not in force for the Executive's employment.

7.3 During the Term, the Company shall pay in respect of the Executive, his spouse and dependent children up to the age of 18 years of age premiums to a private medical insurance scheme in accordance with the information describing the Company's medical insurance arrangements which has already been supplied to the Executive.

7.4 During the Term the Executive shall participate at the Company's expense in such life and personal accident/injury insurance schemes as the Company shall from time to time maintain for the benefit of senior executives.

7.5 Any benefits available under clauses 7.3 and 7.4 above are subject to the rules of the relevant scheme from time to time in force.

8.        HOLIDAYS

8.1 The Executive shall be entitled (in addition to the usual public and Bank holidays in England and Wales) to 30 days' holiday on full pay in every calendar year to be taken at such reasonable time or times as the Board shall approve. Any holiday not so used in a calendar year may not be carried forward without the approval of the Board.

8.2 For the calendar year in which the Executive's employment commences the Executive shall be entitled to his annual holiday entitlement calculated on the basis of 2 days' holiday for each completed calendar month of service in the then current calendar year. Upon termination of the Executive's employment the Executive shall either be entitled to salary in lieu of any outstanding holiday entitlement (calculated on the basis aforesaid) or be required to repay to the Company any salary received in respect of holiday taken in excess of his holiday entitlement such salary to be calculated on the basis of 1/227 of the fixed annual salary payable to the Executive pursuant to clause 5.1 for each day of outstanding or excess holiday entitlement as appropriate.

8.3 If this Agreement is terminated under clause 11.4, the Executive will not be entitled to any payment in lieu of holiday not taken at the Termination Date.

9.        ILLNESS OR ACCIDENT

9.1 The Executive shall from time to time at the request and expense of the Company submit to medical examinations and tests by a medical practitioner nominated by the Company, the results of which shall, subject to the provisions of the Access to Medical Reports Act 1988 (as applicable), be disclosed to the Company.

9.2 If the Executive is absent from his duties as a result of sickness or injury for a period of seven days or more he will at the request of the Company produce medical certificates to the Company in respect of this absence.

9.3 If the Executive shall be absent for up to a maximum of 130 working days in any rolling period of twelve months owing to accident or illness so that he is unable properly to perform his duties he shall continue to be entitled to his full salary excluding any bonus or commission during any period of absence up to a maximum of 130 working days in any rolling period of 12 months provided that if at any time during such a period of absence referred to above the Executive becomes eligible to receive benefits under a permanent health insurance policy in respect of which the Company or any Group Company has paid premiums on behalf of the Executive or under any Social Security legislation the Company shall be entitled to set off or deduct the amount of any such benefits from the salary payable to the Executive under this clause. During any such period of absence, the Company shall be entitled at any time to appoint a further executive director or employee to perform the Executive's duties and to exercise his powers.

9.4 The Company shall pay the Executive all sums payable by way of statutory sick pay in accordance with the legislation in force at the time of absence and any remuneration paid shall be deemed to be inclusive of statutory sick pay.

9.5 If the Executive's absence shall be or appear to be occasioned by actionable negligence of a third party in respect of which damages are or may be recoverable, then all sums paid by the Company shall constitute loans to the Executive, who shall:

          9.5.1 forthwith notify the Company of the relevant circumstances and of any claim, compromise, settlement or judgement made or awarded in connection therewith;

          9.5.2 give to the Company all such particulars of such matters as the Company may reasonably require; and

          9.5.3 if the Executive recovers damages in respect of such actionable negligence, refund to the Company such sum (not exceeding the lesser of:

                   (a) the amount of damages recovered by him (less all costs and expenses incurred by the Executive in obtaining such damages) under such compromise settlement or judgement; and

                   (b) the sums advances to him in respect of the period of the incapacity) as the Company may determine.

10.       EXPENSES

          The Executive shall be entitled to be reimbursed all reasonable out-of-pocket expenses (including hotel, travelling and entertainment expenses but excluding any car parking fines or road traffic offence fines) which he may from time to time be authorised to incur in the proper performance of his duties, subject to the production of such receipts or other evidence as the Company may reasonably require.

11.       TERMINATION

11.1 The Company shall at all times be entitled to terminate the Agreement pursuant to clause 2.2.

11.2 The Company may, at its sole and absolute discretion, terminate the Executive's employment forthwith at any time by serving a notice under this clause stating that the Agreement is being determined in accordance with this clause 11.2 and undertaking to pay to the Executive within 14 days salary in lieu of any required period of notice or unexpired part thereof (subject to tax and National Insurance) together with any accrued holiday entitlement pursuant to clause 8.2. For the avoidance of doubt, where the Company terminates the Agreement in accordance with this clause the terms of, inter alia, clause 12 and Schedule 2 shall remain in full force and effect.

11.3 Where the Company terminates this Agreement otherwise than in accordance with clause 2.2 or 11.2 (subject always to clause 11.4), any damages to which the Executive may be entitled shall be calculated in accordance with ordinary common law principles including those relating to mitigation of loss.

11.4 Notwithstanding the provisions of clauses 11.1 and 11.2, the Company shall be entitled, by notifying the Executive in writing, to terminate this Agreement and the Executive's employment forthwith without any payment by way of compensation, damages or otherwise if the Executive shall:-

          11.4.1   commit any act of serious misconduct;

          11.4.2 commit any material or persistent breach of any of the terms or conditions of this Agreement including any wilful neglect or refusal to carry out any of his duties or to comply with any instruction given to him by the Board Provided that if any such breach of the terms and conditions of this Agreement, or any such neglect or refusal, is capable of remedy then this subclause shall have effect only if written notice of that breach is served by the Company on the Executive specifying that it is served under this subclause and the Executive shall have failed to remedy such a breach within 14 days of the service of such notice;

          11.4.3 have a bankruptcy order made against him or shall compound with or enter into any voluntary arrangements with his creditors;

          11.4.4 be charged with or convicted of any criminal offence (other than an offence under the Road Traffic Acts for which a penalty of imprisonment cannot be imposed);

          11.4.5 be disqualified from holding office in the Company or any other company under the Insolvency Act 1986 or the Company Directors Disqualification Act 1986 or be disqualified or disbarred from membership of, or be subject to any serious disciplinary sanction by, any professional or other body, which undermines the confidence of the Board in the Executive's continued employment with the Company;

          11.4.6 act in any way which may in the reasonable opinion of the Board bring the Company or any Group Company into disrepute or discredit;

          11.4.7 in his capacity as a director of the Company resign or be removed, except where this has been required by the Company pursuant to clause 11.5.1;

          11.4.8 transfer or charge or purport to transfer or charge (other than as permitted by clause 18) any shares in AHI held by him without the prior written consent (in the case of charging, such consent not to be unreasonably withheld) of the Board of Directors of AHI prior to the third anniversary of the date hereof; or

          11.4.9 take any steps to have the shares of common stock of AHI issued or to be issued to him registered pursuant to the Registration Rights Agreement entered into between the Executive and Armor Holdings Inc on the date hereof (other than in exercise of the Piggy Back Rights as defined and set out therein) without the prior written consent of the Board of AHI in which event, for the purposes of this Agreement, the Termination Date shall be the date of the written notice terminating the Executive's employment.

11.5 The Executive shall resign from the Board and the boards of any Group Company of which he is director:-

          11.5.1 if at any time during the Term the Executive is prevented from performing his duties whether through sickness or because the Company has exercised its rights under clause
                   3.4 or otherwise howsoever and the Company requires the Executive to resign; and in any event

          11.5.2   on the Termination Date,

          and the Executive shall at the time of signing this Agreement appoint the Company as his attorney by executing a power of attorney in the form set out in Schedule 1 to do and sign in his name and on his behalf any things and documents as may be required under the constitution of each company to make his resignation effective (including the transfer (without payment) to the Company or as the Company may direct may qualifying shares provided by it).

11.6 The proper exercise by the Company of its right of termination under clause 11.4 shall be without prejudice to any other rights or remedies which the Company or any Group Company may have or be entitled to exercise against the Executive.

11.7 If the employment of the Executive under this Agreement shall be terminated for the purpose of reconstruction or amalgamation only whether by reason of the liquidation of the Company or otherwise and he shall be offered employment with any concern or undertaking resulting from this reconstruction or amalgamation on terms and conditions no less favourable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of the termination of his employment hereunder.

11.8 The Executive shall not at any time during any period when he is required to cease the performance of his duties under clause 3.4 or after the Termination Date make any public statements in relation to the Company or any Group Company or any of their officers or employees. The Executive shall not after the Termination Date represent himself as being employed by or connected with the Company or any Group Company.

11.9 All credit, charge and expense cards, motor cars, car keys and all books, papers, drawings, designs, documents, records and computer software kept or made by or in the possession or control of the Executive relating to the businesses of the Company and any Group Company and all other property of the Company and any Group Company are and remain the property of the Company or such Group Company and the Executive shall deliver all such items in his possession custody or control at the Termination Date immediately to the Company.

11.10 If the Executive is entitled to receive any payment in respect of or attributable to compensation or damages for termination of his employment hereunder or in lieu of notice such sum shall be payable in maximum instalments equal to the last monthly fixed salary of the Executive prior to such termination and the Executive hereby waives any right to such payment after such termination after he shall have accepted employment or consultancy with any other person to the extent that the Executive becomes entitled to receive any remuneration or any person with whom the Executive is connected becomes entitled to receive any amount in respect of or referrable to the provision of services by the Executive to any other person.

11.11 Any right of the Executive to participate in any Option Pool established by AHI shall be allocated no value in determining any rights of such Executive to compensation or damages for loss of office.

12.       CONFIDENTIALITY

12.1 The Executive acknowledges that during the Term he shall in the performance of his duties become aware of trade secrets and other confidential information relating to the Company, the Group Companies, their businesses and its or their clients or customers and their businesses.

12.2 Without prejudice to his general duties at common law in relation to such trade secrets and other confidential information, the Executive shall not during the Term or at any time after the Termination Date disclose or communicate to any person or persons or make use (other than in the proper performance of his duties under this Agreement) and shall use his best endeavours to prevent any disclosure, communication or use by any other person, of any such trade secrets or confidential information.

12.3 Since the Executive in the course of his employment or by reason of services rendered for or offices held in any other company may obtain knowledge of the trade secrets or other confidential information or such company, the Executive hereby undertakes that he will at the request and cost of the Company enter into a direct agreement or undertaking with such other company whereby he will accept restrictions corresponding to the restrictions herein contained (or such of them as may be appropriate in the circumstances) in relation to such products and services and such area and for such period as such company may reasonably require for the protection of its legitimate interests.

12.4 The provisions of this clause shall cease to apply to information or knowledge which comes into the public domain otherwise than by reason of the default of the Executive.

12.5 For the purposes of clause 12 confidential information shall include, but not be limited to, all and any information (whether or not recorded in documentary form or on computer disk or tape) which relates to:

          12.5.1 the business methods, corporate plans, management systems, finances, maturing new business opportunities or research and development projects of the Company;

          12.5.2   suppliers, their identities and prices;

          12.5.3   customers, their identity, needs and requirements;

          12.5.4 marketing or sales of any past, present or future product or service of the Company including without limitation sales targets and statistics, market share and pricing statistics, market surveys and plans, market research reports, sales techniques, price lists, discount structures and advertising and promotional material;

          12.5.5 trade secrets, technical specifications and other technical information relating to the businesses of the Company; and

          12.5.6 all information material to any dispute or litigation involving the Company.

13.       PROTECTION OF BUSINESS INTERESTS

          The Executive shall be bound by the provisions of Schedule 2.

14.       DISCIPLINARY AND GRIEVANCE PROCEDURE

14.1 Any disciplinary matters affecting the Executive will be dealt with by the Chairman. There are no specific disciplinary rules affecting the Executive. Should the Executive wish to appeal against any disciplinary decision he should submit his appeal in writing to the Board whose decision on such appeal shall be final.

14.2 If the Executive wishes to seek redress for any grievance relating to his employment he should first discuss the matter with the Chairman. If the matter is not then settled he should submit his grievance to the Board in writing whose decision on such grievance shall be final.


14.3 In order to investigate a complaint against the Executive, the Company reserves the right to suspend the Executive on full pay and to exclude the Executive from any premises of the Company and any Group Company for so long as it deems necessary to carry out a proper investigation and to hold any appropriate disciplinary hearings.

15.       NOTICES

          Any notice to be given under this Agreement shall be in writing. Notices may be served by either party by personal service or by recorded delivery or by first class post addressed to the other party or by leaving such notice at (in the case of the Company) its registered office for the time being and (in the case of the Executive) his last known address and any notice given shall be deemed to have been served at the time at which the notice was personally served or if sent by recorded delivery at the time of delivery as recorded or if sent by first class post on the second working day after posting or in the case of being left as appropriate at the registered office or last known address, the date on which it was so left.

16.       DEDUCTIONS

          For the purposes of the Wages Act 1986 and otherwise the Executive consents to the deduction from his wages of any sums owing by him to the Company at any time and he also agrees to make any payment to the Company of any sums owing by him to the Company upon demand by the Company at any time. This clause is without prejudice to the rights of the Company to recover any sums or balance of sums owing by the Executive to the Company by legal proceedings.

17.       GENERAL

17.1 The information in this Agreement constitutes a written statement of the terms of employment of the Executive In accordance with the provisions of the Act.

17.2 This Agreement (including its Schedules) constitute the entire and only legally binding agreement between the parties relating to the employment of the Executive by the Company or any Group Company and replaces any previous employment agreements or arrangements.
          No variation to this Agreement shall be effective unless made in writing signed by or on behalf of the parties and expressed to be such a variation.

17.3 No failure or delay by the Company in exercising any remedy, right, power or privilege under or in relation to this Agreement shall operate as a waiver of the same nor shall any single or partial exercise of any remedy, right, power or privilege preclude any further exercise of the same or exercise of any other remedy, right, power or privilege.

17.4 No waiver by the Company of any of the requirements of this Agreement or of any of its rights under this Agreement shall have effect unless given in writing and signed by the Board. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of that breach.

17.5 If any provision of this Agreement shall be, or become, void or unenforceable for any reason within any jurisdiction, this shall affect neither the validity of that provision within any other jurisdiction nor any of the remaining provisions of this Agreement.

17.6 This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of England.

17.7 In the event of any claim, dispute or difference arising out of or in connection with this Agreement the parties hereto irrevocably agree and submit to the non-exclusive jurisdiction of the Courts of England.

18.       TRANSFER OF SHARES IN AHI

18.1 The Executive shall be permitted to transfer the shares in AHI held by him to AHI, or as it may direct, if such transfer is in whole or part satisfaction of a liability of the Executive under the Warranties in the Acquisition Agreement.

18.2 AHI agrees to accept the surrender to AHI (or as it directs) of any shares in AHI which the Executive wishes to surrender in order to satisfy in whole or part a liability in respect of breach of Warranty under the Acquisition Agreement and agrees that the liability of the Executive in respect of such breach shall be treated as discharged to the extent of the market value on the date of surrender of the AHI shares surrendered.

18.3 A transfer of shares in AHI by the Executive shall permitted for the purpose of Clause 11.4.9:

          18.3.1 if made within 12 months after the date hereof, only if the number of such shares transferred by the Executive does not in aggregate exceed N calculated as follows:

                   N = (JS - 10)% x E

          18.3.2 if made on or after 12 months after but prior to the third anniversary hereof, only if the number of such shares transferred by the Executive does not in aggregate exceed N calculated as follows:

                   N = (JSWK)% x E

          where:

          JS       =    the percentage of the holding of shares in AHI
                   	held by Jonathan Spiller transferred by him (while remaining employed by AHI) after the date hereof but prior to the date of the transfer by the Executive;

          JSWK     = 	the percentage of the aggregate of the holdings of
                   	shares in AHI held by Jonathan Spiller and Warren
                   	Kanders in aggregate transferred by them (while remaining employed by AHI) after the date hereof but prior to the date of the transfer by the Executive;

          E        = 	the number of shares in AHI held by the Executive
                   	immediately prior to the date of the transfer by the Executive; or

          18.3.3 if made on or after the second but before the third anniversary of the date hereof and such transfer would not result in the aggregate nominal value of all transfers of such shares by the Executive exceeding 25 per cent in nominal value of his holding of such shares on the date immediately following the date hereof .

19.       GUARANTEE

19.1 AHI hereby unconditionally guarantees and undertakes to the Executive that the Company will duly and punctually observe all the obligations under this Agreement to the extent that if the Company shall fail for whatever reason to perform such obligations AHI shall be liable to perform the same in all respects as if AHI were the party principally bound thereby in place of the Company.

19.2 This Guarantee shall constitute a direct primary and unconditional liability on AHI and shall not be affected by any time or indulgence granted to the Company by the Executive or by any act, omission, deed or matter of whatever description whereby AHI as surety only would or might have been released PROVIDED THAT AHI shall have the same rights and defences as against the Executive as are or would be enjoyed by the Company.

AS WITNESS the hands of the parties hereto or their duly authorised representatives.

                                  SCHEDULE 1
                               POWER OF ATTORNEY


By this Power of Attorney made on         1997, I, ALASTAIR GEORGE ANGUS
MORRISON of Flat 6, 21 Embankment Gardens, London SW3 4LW in accordance with the terms of the service agreement ("the Service Agreement" of even date between myself and DSL Group Limited ("the Company") HEREBY APPOINT any director of Armor Holdings, Inc. ("AHI") to act as my attorney with authority in my name and on my behalf (so that words and expressions defined in the Service Agreement shall have the same meanings herein):-

(a) on or after the Termination Date to do any things and sign any documents as may be required under the constitution of the Company and each Group Company to make my resignation as a director from those companies effective;

(b) to sign or execute any and all agreements, instruments, deeds or other papers and to do all such things in my name as may be necessary or desirable to implement my obligations in connection with clause 11.5 of the Agreement;

(c) within 2 days of the Company having requested my resignation pursuant to clause 11.5.1 to do any thing and sign any documents to make my resignation as a director from those Companies effective;

(d) on or after the Termination Date to sign or execute any and all instruments, deeds or other papers and to do all such things in my name as may be necessary or desirable to implement a transfer of all my shares in AHI or any subsidiary thereof which I may hold as a bare nominee; and

(e) to appoint any substitute and to delegate to that substitute all or any powers conferred by this Power of Attorney.

I declare that this Power of Attorney, having been given by me to secure my obligations in connection with clause 11.5 of the Service Agreement, shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.

IN WITNESS whereof this Power of Attorney has been duly executed.

EXECUTED as a DEED and
DELIVERED
in the presence of:-

Witness name:

Address:

Occupation:

                                  SCHEDULE 2
                       PROTECTION OF BUSINESS INTERESTS


For the avoidance of doubt, the provisions of this Schedule shall not apply if this Agreement is terminated by the Company in breach of its terms.

In this Schedule the following words and expressions shall have the following meanings:-

"Business"                         the business or businesses of the Company
                                   or any Group Company in or with which the Executive has been involved or concerned namely the business of the marketing, development, design or provision of security or security related services at any time during the period of twelve months prior to the Termination Date;

"directly or indirectly"           the Executive acting either alone or jointly
                                   with or on behalf of any other person, firm or company, whether as principal, partner, manager, employee, contractor, director, consultant, investor or otherwise;

"Group Company"                    AHI, each subsidiary and subsidiary
                                   undertaking thereof (either direct or
                                   indirect) and any other entity in which any \
                                   Group Company holds an interest.

"Key Personnel"                    any person who is at the Termination Date
                                   or was at any time during the period of
                                   twelve months prior to the Termination Date employed or engaged as a consultant in the Business in an executive, senior managerial or sales capacity and with whom the Executive has had dealings other than in a de minimis way during the course of his employment under this Agreement;

"Prospective Customer"             any person firm or company who
                                   has been engaged in negotiations at any
                                   time during the twenty-four months prior to the Termination Date, with which the Executive has been personally involved, with the Company or any Group Company with a view to purchasing Relevant Services from the Company or any Group Company;

"Relevant Area"                    United Kingdom, the African Continent, the
                                   Asian Continent, the Former Yugoslavia, the
                                   Former Soviet Union, the United States of
                                   America and the South American Continent;

"Relevant Customer"                any person firm or company who at
                                   any time during the twenty-four months
                                   prior to the Termination Date was a
                                   customer of the Company or any Group
                                   Company, with whom or which the Executive directly dealt other than in a de minimus way or for whom or which the Executive was responsible on behalf of the

                                   Company or any Group Company at any time during the said period (or the Term if shorter);

"Relevant Period"                  the period of 12 months from the
                                   Termination Date less any period during
                                   which the Executive has not been provided with work pursuant to clause 3.4 of this Agreement;

"Relevant Services"                any services competitive with
                                   those supplied by any Company or Group
                                   Company at any tine during the twelve
                                   months prior to the Termination Date in the supply of which the Executive was directly involved or concerned at any time during the said period;

"Relevant Supplier"                any person firm or company who at any time
                                   during the twelve months prior to the
                                   Termination Date was a supplier of any
                                   goods or services (other than utilities and goods or services supplied for administrative purposes) to the Company or any Group Company and with whom or which the Executive had personal dealings during the course of his employment under this Agreement other than in a de minimus way;
                                   and

"Termination Date"                 the date on which the employment of the
                                   Executive under this Agreement shall
                                   terminate.

1. The Executive shall not without the prior written consent of the Board directly or indirectly at any time during the Relevant Period:-

1.1    solicit away from the Company or any Group Company; or

1.2    endeavour to solicit away from the Company or any Group Company; or

1.3    employ or engage; or

1.4    endeavour to employ or engage,

       any Key Personnel.

2. The Executive shall not without the prior written consent of the Board directly or indirectly at any time within the Relevant Period:-

2.1    (a)     solicit the custom of; or

       (b)     deal with,

       any Relevant Customer or Prospective Customer in respect of any Relevant Services; or

2.2    (a)     interfere; or

       (b)     endeavour to interfere,

       with the continuance of supplies to the Company and/or any Group Company (or the terms relating to those supplies) by any Relevant Supplier.

3. The Executive shall not without the prior written consent of the Board directly or indirectly at any time within the Relevant Period engage or be concerned employed or interested in any business within the Relevant Area which (a) competes or (b) will at any time during the period of six months from the Termination Date compete with the Business provided that the Executive may hold (directly or through nominees) by way of bona fide personal investment any units of any authorised unit trust and up to five per cent. of the issued shares, debentures or securities of any class of any company whose shares are listed on a recognised investment exchange within the meaning of the Financial Services Act 1986 or dealt in the Alternative Investment Market.

4.1 The Executive acknowledges (having taken appropriate legal advice) that the provisions of this Schedule are fair and reasonable and necessary to protect the goodwill and interests of the Company and the Group Companies and shall constitute separate and severable undertakings given for the benefit of the Company and each Group Company and may be enforced by the Company on behalf of any of them.

4.2 If any of the restrictions or obligations contained in this Schedule is held not to be valid on the basis that it exceeds what is reasonable for the protection of the goodwill and interests of the Company and the Group Companies but would be valid if part of the wording were deleted then such restriction or obligation shall apply with such deletions as may be necessary to make it enforceable.

4.3 The Executive acknowledges and agrees that he shall be obliged to draw the provisions of this Schedule to the attention of any third party who may at any time before or after the termination of the Executive's employment hereunder, offer to engage the Executive in any capacity and for whom or with whom the Executive intends to work.

                                  SCHEDULE 3
                                     BONUS


The annual bonus to which the Executive shall be entitled in accordance with clause 5.3 ("the Bonus") shall be calculated as follows:-

1. The Bonus shall be a sum equal to the fixed annual salary (as aforesaid) multiplied by the Bonus Factor, but shall in no circumstances be a negative figure.

2. The Bonus shall not exceed a sum equal to 25 per cent. of the fixed annual salary of the Executive payable under clause 5.1 in respect of each completed Financial Year of the Company.

3. The Bonus in respect of the Financial Year of the Company in which the Executive's employment hereunder commences shall bear the same proportion to the Bonus as would have been payable had the Executive been employed throughout the Financial Year as the period from the commencement of his employment to the end of such Financial Year bears to the whole of such Financial Year.

4. The Bonus Factor for the purposes of this schedule shall be calculated in accordance with the following formula:-

               0.83 x (P - 90)
               ----------------
                      100
Where:

P shall be whichever is the lesser of 120 or is the percentage of Budgeted Profit actually achieved as evidenced by the audited accounts for the relevant Financial Year;

Budgeted Profit       means the earnings before interest and tax (taking full
                      account of exceptional items but taking no account of extraordinary items) budgeted for by the Company and approved by the board of AHI for the relevant Financial
                      Year (or for the period from the date of incorporation of the Company to 31 December 1996) as evidenced by the annual budget agreed by the Board and approved by the board of AHI.

5.     CERTIFICATION

       The Company shall as soon as possible after the audit of the relevant accounts for each Financial Year has been completed procure that the auditors deliver to the Executive a certificate stating the amount of the gross profits of the Company for that period and the Bonus for that period.

6.     PAYMENT

       6.1 The Bonus in respect of any Financial Year shall be payable to the Executive within fifteen business days following the date on which the annual earnings of AHI for the period to which the Bonus relates shall have been publicly announced.

       6.2 If the Executive's employment hereunder shall terminate (otherwise than by reason of the proper exercise by the Company of its rights of termination under clause 11 in which case no further Bonus shall be payable) during the currency of any Financial Year the Executive shall not be entitled to receive any Bonus in respect of that Financial Year, unless otherwise decided by the Board in its absolute discretion.

7.     DETERMINATION

       The certificate of the auditors stating the amount of the Bonus shall, in the absence of manifest error, be final and binding and in giving such certificate the auditors shall act as experts and not as arbitrators.

8.     RELATIONSHIP TO OTHER BENEFITS

       The Bonus will be:-

       8.1 excluded from pensionable earnings for the purpose of any relevant occupational pension and life assurance or permanent health insurance scheme; but

       8.2 (subject to the provisions of any relevant scheme) available for the purpose of making additional voluntary contributions.

9. The Financial Year shall have the meaning ascribed to it in section 232 of the Companies Act 1985.

SIGNED by                     )
a Director duly authorised    )
for and on behalf of          )
DSL GROUP LIMITED             )




SIGNED by                     )
ALASTAIR GEORGE               )
ANGUS MORRISON                )
for and on behalf of          )
                              )




SIGNED by                     )
a Director duly authorised    )
for and on behalf of          )
ARMOR HOLDINGS, INC.          )